EXHIBIT 23












                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Mark IV Industries, Inc. on Form S-4 (File No. 333-02183) and Form S-8
(File Nos. 33-423007 and 33-55367) of our report dated March 29, 1996, on our audits of the consolidated financial statements and financial statement schedule of Mark IV Industries, Inc. as of February 29, 1996 and February 28, 1995, and for each of the three years in the period ended February 29, 1996, which reports are included in this Annual Report on Form 10-K.





                                       COOPERS & LYBRAND L.L.P.








Rochester, New York
May 16, 1996